Exhibit 99.1

Mediation Settlement Agreement

This mediation settlement agreement is dated April 18, 2017, involves In re TEL Offshore Trust, Cause No. C-1-PB-14-001245 in the Probate Court No. 1 of Travis County, Texas and related litigation (the “Lawsuit”) and is by and among the following parties:

1.                          Bank of New York Mellon Trust Company, N.A. (“Defendant”).

2.                          Glenn M. Karisch (“Attorney Ad Litem”), attorney ad litem for the unit holders of the TEL Offshore Trust (the “Trust”) who were served by publication and did not answer or appear in the Lawsuit (the “AAL Parties”).

3.                          RNR Production Land & Cattle Company Inc. (“RNR”).

4.                          Albert Speisman and Joyce E. Speisman (the “Speismans”).

Defendant, Attorney Ad Litem, RNR and the Speismans are sometimes referred to collectively as the “Parties” and individually as a “Party.”

1.                          Defendant will pay $4,000,000.00 (the “Settlement Payment”) into the TEL Offshore Trust Qualified Settlement Fund (the “QSF”), established under Cause No. C-1-PB-17- 000132, styled In re TEL Offshore Trust Qualified Settlement Fund (the “QSF Matter”) within 5 business days after the approval of this agreement by the Travis County Probate Court No. 1 (the “Court”) and the entry of a final judgment as to Defendant (after expiration of the time for appeal and the exhaustion of all appeals) as described in paragraph 4 below.

a.                          First, the QSF shall be used to pay: (1) Attorney Ad Litem compensation and expenses in the Lawsuit not paid from the Trust or the segregated fund established under the Final Judgment pursuant to Cause No. C-1-PB-16-000096 (the “Segregated Fund”); (2) the attorneys’ fees and litigation expenses in the Lawsuit of RNR; and (3) the attorneys’ fees and litigation expenses in the Lawsuit of the Speismans.  All such compensation, fees and expenses shall be based on amounts approved by the Court, and the Court’s policies regarding attorneys’ fees and expenses shall be applied (including applying the court-approved rate for attorneys, which does not exceed $350 per hour).

b.                          Next, the QSF shall be used to pay the fees and expenses of Karl Johnson, trustee of the QSF, in amounts that are subject to the approval of the Court.

c.                           Finally, the remainder of the QSF shall be distributed to unit holders pursuant to the Allocation of Settlement Proceeds Agreement entered between Attorney Ad Litem, RNR and the Speismans.

d.                          If the Court orders any change to the use of the QSF provided in paragraphs a, b, and c, that change shall not provide any basis for withdrawing from the settlement or for terminating or challenging the enforceability of the Parties’ settlement and the releases and judgment contemplated herein.

2.                          Defendant releases all claims against Attorney Ad Litem, RNR, the Speismans, and all current and former unit holders, including but not limited to the AAL Parties, as well as the counsel for any such persons except for any claims arising from any debts, extensions of credit by and between Defendant unrelated to the TEL Offshore Trust or the Lawsuit. Attorney Ad Litem, RNR, the Speismans, and the AAL Parties, release all claims against Defendant, as well as the counsel and insurers for Defendant. The above releases are effective on Defendant making the Settlement Payment.

3.                                      In addition to suing for their own damages, Attorney Ad Litem sought damages payable to the trust estate for the benefit of all beneficiaries, not just those that sued, and the damages, by court order, were not limited to the interests of the AAL Parties or any other beneficiaries that actually sued. Defendant is settling all of those claims and all of those claims are released by virtue of this agreement and any judgment entered pursuant thereto.

4.                          Attorney Ad Litem, RNR and the Speismans will not oppose an application for discharge filed by Defendant in the Court.

5.                          The Parties will agree to the entry of a final judgment dismissing all claims released in Paragraph 2 above with prejudice.  Ad Litem, RNR and the Speismans make no representation as to the effectiveness of the release and this dismissal as to persons other than RNR, the Speismans and the AAL Parties.

6.                          Defendant agrees to dismiss the mandamus proceeding currently pending before the Texas Supreme Court. Defendant further agrees to not oppose any application for payment of fees presented by Ad Litem, RNR and/or the Speismans from the Segregated Fund or the QSF.

7.                          Defendant agrees to release any claim for repayment for any loan or other extension of credit to the Trust by Defendant and/or any affiliate of Defendant (“Loans”) and waives any claim for reimbursement or payment on the Loans out of the QSF and/or the Segregated Fund created by the Final Judgment and Order dated January 15, 2016 in Cause No. C-1-PB-16-000096. Defendant represents that it has authority to release and waive any claim regarding the Loans.

8.                          Defendant agrees to withdraw any application or claim for payment of funds out of the QSF or the Segregated Fund. Without court order, Defendant shall make no payments from the Segregated Fund to anyone other than the Ad Litem, RNR, the

Speismans, the QSF Trustee or the mediator. Defendant further releases any claims against the Segregated Fund or the QSF, shall have no interest therein and shall not be parties to the QSF Matter.  Upon payment of Ad Litem’s and any other court approved fees and expenses from the Segregated Fund, any remaining balance in the Segregated Fund shall be transferred to the QSF and distributed as provided herein.

9.                          The terms of the settlement are subject to court approval.  Ad Litem cannot act without court approval. Provisions of this agreement obligating Karl Johnson shall not be binding on Karl Johnson, trustee of the QSF, without his consent.  In the event Karl Johnson does not consent, the parties will cooperate to appoint a successor trustee as needed.

10.                   The $4,000,000.00 settlement payment set forth in paragraph 1, above, is all that Defendant shall pay, directly or indirectly, in this case. Neither the AAL Parties, RNR nor the Speismans will request any further payments or reimbursements from Defendant. If Defendant is ordered to make any payment other than the $4,000,000 settlement payment in this case to any party, the Court or any fund, then Defendant shall not be required to make the $4,000,000.00 settlement payment.

11.                   Defendant shall have no liability for how the Settlement Payment is allocated after Defendant makes the payment, and the effectiveness of the releases and final judgment shall not be affected by the allocation of the Settlement Payment.

12.                   Defendant agrees to terminate the Trust at its sole cost, as it may deem appropriate. The Defendant also agrees to cooperate regarding the date upon which the Trust terminates and when the purchase and sale of Units ends, subject to bank regulations and securities laws and regulations.

13.                   No Party and no relative, employee, attorney, agent or affiliate of a Party, shall buy, sell or otherwise transfer or acquire any Units on or after April 18, 2017.

14.                   The parties will enter a formal compromise and settlement agreement reflecting the terms hereof, and providing for dismissal with prejudice of the Lawsuit.  Initial drafts of the settlement documents will be prepared by the Attorney Ad Litem and shall be circulated to the other parties by May 2, 2017.  Notwithstanding the foregoing, this agreement is enforceable under Tex. R. Civ. P. 11.

15.                   A hearing on the approval of the settlement shall be held on May 15, 2017.

16.                   The Parties agree to reconvene the mediation if a dispute arises regarding the further documentation, conclusion or performance of this settlement (but this provision does not imply that this agreement is not otherwise enforceable according to its terms). The parties agree to cooperate in the preparation and execution of a formal settlement agreement and release.

IN WITNESS HEREOF, the Parties hereto have executed this Mediation Settlement Agreement on the 18th day of April, 2017.

/s/ Judd Henry
Bank of New York Mellon Trust Company, N.A.
By Judd Henry, its Managing Director

/s/ Glenn Karisch
Glenn Karisch
Attorney Ad Litem

/s/ Paul Willingham
RNR Production Land and Cattle
by Paul Willingham, CFO

/s/ Doug Brothers
Doug Brothers as attorney for
Albert Speisman and Joyce E. Speisman